EXHIBIT 99

FOR IMMEDIATE RELEASE

MARK LEE AND CHARLES ROBERTS ELECTED DIRECTORS AT
SUPERIOR BANCORP

BIRMINGHAM, AL - January 30, 2008 - Superior Bancorp (NASDAQ: SUPR) announced today that Mark A. Lee and Charles W. Roberts III have been elected as directors of Superior Bancorp and Superior Bank. "Both of these gentlemen are excellent businessmen who are respected members of their communities and will bring valued insight to our board as we continue to grow our bank," said Stan Bailey, Chairman and Chief Executive Officer of Superior Bancorp.

Lee is President and Chief Investment Officer of Forest Hill Capital, a private investment firm in Little Rock, Arkansas. With more than 25 years of experience in the investment industry, Lee founded Forest Hill Capital and has directed all its investments since 2000. Forest Hill Capital is currently the largest shareholder of Superior Bancorp.

Lee serves on the Episcopal Collegiate School Board of Trustees, and is a member of the Baptist Health Systems Foundation Board of Directors. Lee has also formerly served on the board of World Fuels (NYSE: INT). He received his Bachelor of Business Administration degree (cum laude) in 1981 from the University of Mississippi.

Roberts is President of C.W Roberts Contracting, Inc., a major road construction firm headquartered in Tallahassee, Florida. He founded the business in 1976 after attending Florida State University where he was an Accounting Major.

Roberts is very active in both professional and community organizations. He currently serves on the Board of Directors for the Asphalt Contractors Association of Florida and is the past chairman of the Florida Transportation Builders Association and the Northwest Florida Water Management District. He has also served on the Tallahassee Memorial Hospital Foundation Board and the United States Selective Service Board, North Florida Region. Since 2006, Roberts has served as an Advisory Director for Superior Bank’s Tallahassee market.

Bailey continued, “Since the institutional shareholders represent approximately 30% of our total ownership, Forest Hill Capital, as the largest shareholder, represents a meaningful component of our shareholder base. Chuck Roberts’ appointment continues our focus on customer/shareholder representation for our very successful Northwest Florida franchise as well as the entire State of Florida. We are firm believers that the major interests and geographies of our 2,700 shareholders should be represented in the Board Room.”

With the appointment of Messrs. Lee and Roberts, Superior’s board is comprised of 16 total directors, of whom 13 are deemed to be independent.

About Superior Bancorp

Superior Bancorp is a $2.9 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a Southeastern community bank. Superior Bank has 72 branches with 41 locations throughout the state of Alabama and 31 locations in Florida. Superior Bank currently has three new branches planned for Northeast Alabama during the remainder of 2008 in addition to the 17 that have opened since September 2006.

Superior Bank operates 20 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services and has a loan production office in Montgomery, Alabama.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward-looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward-looking statements."

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).